UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54896

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3960 Broadway

New York, New York 10032

(Address of principal executive offices, including zip code)

(212) 923-3344

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On January 8, 2014, the Board of Directors (the “Board”) of Intra-Cellular Therapies, Inc. (the “Company”, “we” and “our”) appointed Rory B. Riggs and Robert L. Van Nostrand to join the Board to serve as Class III directors until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. On January 8, 2014, the Board also constituted an Audit Committee, a Compensation Committee and a Nominating and Governance Committee of the Board, and appointed Messrs. Riggs and Van Nostrand to the Audit Committee and Mr. Riggs to the Compensation Committee. As previously disclosed, the Company intends to adopt a non-employee director compensation policy and, once adopted, Messrs. Riggs and Van Nostrand will be compensated for their service on the Board pursuant to such policy. There are no arrangements or understandings between the Company and any other person pursuant to which Messrs. Riggs or Van Nostrand were elected as directors.

The following additional information is provided about the new directors:

Mr. Riggs

Mr. Riggs, 60, co-founded Royalty Pharma, an investment company focused on drug royalties, in 1996 and has served as Chairman of its investment committee since July 2003. Since April 2010, Mr. Riggs has served as founder and Chief Executive Officer of Syntax Analytics, LLC, a development stage venture focused on creating a new information technology platform for large-scale portfolio management. Since June 2006, Mr. Riggs has also served as Managing Member of New Ventures, a venture fund focused on healthcare. Since January 2001, Mr. Riggs has served as Managing Member of Balfour LLC, an investment management company focused on healthcare, biotechnology and technology. From 1996 until 2000, Mr. Riggs served as President and as a director of Biomatrix, Inc., a publicly-traded biopharmaceutical company. From 1991 to 1995, Mr. Riggs served as President and Chief Executive Officer of RF&P Corporation, an investment company owned by the State of Virginia Retirement System. Prior to that, he served as a managing director in PaineWebber’s mergers and acquisitions department from 1981 to 1990. In addition to Royalty Pharma, Mr. Riggs serves on the board of directors of FibroGen, Inc. (since September 1993), a private biotechnology company; Cibus, LLC (since November 2001), a private agricultural technology company; GeneNews (since January 1998), a publicly-traded molecular diagnostic company; and eReceivables (since September 2003), a private healthcare service technology company. Mr. Riggs graduated from Middlebury College and holds an MBA from Columbia University.

As Managing Member of New Ventures I, LLC (“NVI”), Mr. Riggs has voting and investment control over the shares held by NVI. In October 2012, ITI, Inc., a wholly-owned subsidiary of the Company (“ITI”), entered into a convertible note purchase agreement with certain investors, including NVI, pursuant to which ITI issued convertible promissory notes bearing interest at 6% per year and having an aggregate principal amount of approximately $15.3 million, of which $500,000 was issued to NVI. The convertible promissory notes converted into shares of ITI common stock in connection with the private placement of ITI common stock that occurred on August 29, 2013, at a price of $3.1764 per share (as adjusted to $6.3528 after giving effect to the Company’s reverse merger, which occurred immediately following the private placement, on August 29, 2013). Mr. Riggs purchased 23,612 shares of ITI common stock in the private placement and NVI acquired 172,891 shares of ITI common stock upon the conversion of NVI’s convertible promissory note. As part of the private placement, Mr. Riggs and NVI also became parties to the registration rights agreement described in Amendment No. 2 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 31, 2013.

At the effective time of the Company’s reverse merger, on August 29, 2013, each share of ITI preferred stock and ITI common stock outstanding immediately prior to the effective time was exchanged for 0.5 shares of the Company’s common stock. In the reverse merger, Mr. Riggs received 11,806 shares of the Company’s common stock in exchange for his then outstanding shares of ITI common stock and NVI received 212,384 shares of the Company’s common stock in exchange for NVI’s then outstanding shares of ITI preferred stock and common stock.

Mr. Van Nostrand

Mr. Van Nostrand, 56, was Executive Vice President and Chief Financial Officer of Aureon Biosciences, Inc., a private pathology life science company, from January 2010 to July 2010. Prior to joining Aureon Biosciences, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc., a private biotechnology company, from July 2007 to September 2008 when the company was acquired. From May 2005 to July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc., a publicly-traded biotechnology company, where he previously served as Vice President and Chief Financial Officer from December 1996 through May 2005 and as Vice President, Finance and Administration prior to that. He also served as OSI’s Treasurer from March 1992 to May 2005 and Secretary from March 1995 to January 2004. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte. Mr. Van Nostrand serves as chairman of the board of directors of Metabolix, Inc., a publicly-traded biotechnology company, as well as chairman of its audit committee. Mr. Van Nostrand also serves on the board of directors of Achillion Pharmaceuticals, Inc., a publicly-traded biotechnology company, where he serves as chairman of the audit committee. He also serves on the board of directors of the Biomedical Research Alliance of New York, a private company providing clinical trial services. Mr. Van Nostrand was the former chairman of, and serves on, the board of the New York Biotechnology Association and serves on the Foundation Board of Farmingdale University. Previously, Mr. Van Nostrand served on the board of directors of Apex Bioventures, Inc., a special purpose acquisition company focused on life sciences. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York. He is a Certified Public Accountant.

There are no transactions between Mr. Van Nostrand and the Company in which Mr. Van Nostrand has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

ITEM 8.01 Other Events.

The Company provided an updated description of its business in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 10, 2014, as set forth below. The updated disclosure also supersedes the text under the risk factor entitled “If the FDA does not agree with our clinical development plans to advance ITI-007 for the treatment of schizophrenia and bipolar disorder with separate, but overlapping, well-controlled clinical trials in both indications, our development of ITI-007 may be delayed and the costs of our development of ITI-007 would increase” included in the Company’s Registration Statement on Form S-1 (File No. 333-191238) and in Amendment No. 2 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 31, 2013.

Proposed Phase 3 Clinical Trials and Regulatory Plans

Subject to discussions with the U.S. Food and Drug Administration, or FDA, we intend to initiate Phase 3 clinical trials and additional supporting trials in patients with acute exacerbated schizophrenia in the second half of 2014 and plan to initiate separate additional trials in bipolar disorder in 2015. We expect that the planned trials in bipolar disorder will overlap in time with the clinical conduct of the planned trials in schizophrenia. We have not yet discussed our plans to develop ITI-007 for the treatment of bipolar disorder with the FDA. With the recent completion of the ITI-007-005 Phase 2 clinical trial in schizophrenia, we plan to request a meeting with the FDA to discuss our clinical development plans for ITI-007, including our plans to conduct separate, but overlapping, well-controlled clinical trials in schizophrenia and bipolar disorder. We currently anticipate conducting two placebo-controlled Phase 3 clinical trials of ITI-007 in patients with acute exacerbated schizophrenia, with approximately 300 to 400 patients per trial. We expect that one trial would include a four-week treatment duration and the other trial would include a six-week treatment duration. Subject to our discussions with the FDA, our finalization of the protocols for the Phase 3 clinical trials and timely enrollment, we anticipate that the results of these Phase 3 clinical trials of ITI-007 in patients with acute exacerbated schizophrenia could be available as soon as the fourth quarter of 2015. However, the FDA may not agree with our clinical development plans for advancing ITI-007, including our plans to conduct separate, but overlapping, well-controlled clinical trials in schizophrenia and bipolar disorder. In addition to our Phase 3 clinical trials, we will need to complete other clinical and non-clinical trials and manufacturing and pre-commercialization activities necessary to support the submission of a planned New Drug Application for ITI-007 in patients with acute exacerbated schizophrenia, which we currently expect could occur at the end of 2016 or the beginning of 2017. Our clinical plans may change based on any discussions with the FDA, the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. If the FDA does not agree with our clinical development plans for ITI-007, our development of ITI-007 may be delayed and the costs of our development of ITI-007 could increase, which would have a material adverse effect on our business, financial condition and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline Vice President of Finance, Chief Financial Officer and Secretary

Date: January 10, 2014

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